SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TeliaSonera AB

(Exact Name of Registrant as Specified in its Charter)

Sweden	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mårbackagatan 11, S-123 86 Farsta, Sweden	S-123 86

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-100213.

Securities to be registered pursuant to Section 12(g) of the Act:

American Depositary Shares, each representing five (5) ordinary shares, nominal value SEK 3.20 per share, of TeliaSonera AB

Ordinary shares, nominal value SEK 3.20 per share, of TeliaSonera AB

(Title of each class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
Exhibit Index
EX-1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The information set forth under the captions “Description of Shares and Share Capital of Telia” and “Description of Telia American Depositary Shares” contained in the Registration Statement on Form F-4 (Registration No. 333-100213), originally filed by Telia AB with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on October 1, 2002 (the “F-4 Registration Statement”) is incorporated herein by reference. Telia AB changed its name to TeliaSonera AB effective December 9, 2002.

Item 2.   Exhibits.

     1.   English translation of the Articles of Association of TeliaSonera AB.

     2.   Form of Deposit Agreement (“Deposit Agreement”), by and among TeliaSonera AB, Citibank, N.A., as Depositary, and Holders and Beneficial Owners of American Depositary Shares, evidenced by American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (Registration No. 333-100216), with respect to the American Depositary Shares (“ADSs”) representing ordinary shares of TeliaSonera AB, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on December 9, 2002).

     3.   Form of ADR (included as Exhibit A to the Deposit Agreement).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 9, 2002

By:	/s/ ANDERS IGEL

Name: Anders Igel
Title: President and CEO

By:	/s/ JAN HENRIK AHRNELL

Name: Jan Henrik Ahrnell
Title: Vice President and General Counsel

Exhibit Index

Number	Description

1.	English translation of the Articles of Association of TeliaSonera AB.

2.	Form of Deposit Agreement (“Deposit Agreement”), by and among TeliaSonera AB, Citibank, N.A., as Depositary, and Holders and Beneficial Owners of American Depositary Shares, evidenced by American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (Registration No. 333-100216), with respect to the American Depositary Shares (“ADSs”) representing ordinary shares of TeliaSonera AB, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on December 9, 2002).

3.	Form of ADR (included as Exhibit A to the Deposit Agreement).